 Exhibit 99.1

FOR IMMEDIATE RELEASE May 10, 2019

Peter Poli

Chief Financial Officer 877-260-2010
peter.poli@trackgrp.com

Track Group Reports 2nd Quarter Fiscal 2019 Financial Results

Revenue Up 11%, Operating loss improves 61%, and Adjusted EBITDA Up 28%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its second quarter ended March 31, 2019 (the “Q2 FY19”). In Q2 FY19, the Company posted (i) revenue of $8.1M, an increase of 11% over the same period last year, (ii) an operating loss of $0.3M compared to an operating loss of $0.7M for the quarter ended March 31, 2018 (“Q2 FY18”), (iii) adjusted EBITDA of $1.6M, up 28% compared to Q2 FY18, and (iv) a cash balance at March 31, 2019 of $5.7M, representing an increase of 4% over September 30, 2018 and down 3% compared to December 31, 2018.

“Track Group’s first half of Fiscal 2019 produced records in revenue, gross profit, Adjusted EBITDA and active devices,” said Derek Cassell, Track Group’s CEO. “Our hard work and focus on customer service are paying off and paving the way for a record year come September 30, 2019.”

FINANCIAL HIGHLIGHTS

●
Quarterly revenue of $8.1M in Q2 FY19, up 11% over Q2 FY18 of $7.3M. Revenue for the 6 months ended March 31, 2019 (“6M FY19”) of $16.3M was up approximately 10% compared to revenue of $14.8M for the 6 months ended March 31, 2018 (“6M FY18”).

●
Quarterly gross profit of $4.5M in Q2 FY19, up 12% over Q2 FY18 of $4.0M. Gross Profit for 6M FY19 was $9.1 million, up 7% compared to Gross Profit of $8.5 million for 6M FY18.

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Total operating expense for Q2 FY19 of $4.77M is up nominally versus Q2 FY18’s $4.74M of operating expenses. The small jump in quarterly operating expense when combined with Q2 FY19 gross profit of $4.5M led to a quarterly loss of only $276K, which is an improvement of 61% compared to $716K operating loss for Q2 FY18. For 6M FY19, the loss from operations was $333K compared to loss from operations of $1.041M for 6M FY18, representing an improvement of approximately 68%.

●
Adjusted EBITDA in the Q2 FY19 finished at $1.6M, up 28% compared to $1.3M for Q2 FY18. Adjusted EBITDA for 6M FY19 of $3.3M, up approximately 18% vs $2.8M for 6M FY18.

5thAvenue Station                           877.260.2010
200 E. 5th Avenue,Suite 100           trackgrp.com
Naperville, IL 60563

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Cash balance of $5.7M for Q2 FY19, up 113% compared to $2.7M for Q2 FY18 and down 3% over the December 31, 2018 cash balance of $5.9M.

●
Net loss attributable to shareholders in the Q2 FY19 was $0.3M compared to a net loss of $1.7M in Q2 FY18, an improvement of approximately 85%. The net loss attributable to shareholders for the 6M FY19 was $2.0 million compared to a net loss of $2.8 million in 6M FY18 representing an improvement of approximately 28%.

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2017	FY 2018	FY 2019

Revenue:	$29.7M	$30.6M	$33-37M

Adjusted EBITDA Margin:	12.2%	19.2%	18-23%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2018, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (unaudited)	September 30, 2018
Assets
Current assets:
Cash	$5,665,109	$5,446,557
Accounts receivable, net of allowance for doubtful accounts of $3,345,012 and $3,152,966, respectively	5,937,747	5,978,896
Note receivable, net of allowance for doubtful accounts of $234,733, respectively	-	-
Prepaid expense and other	1,498,775	1,270,043
Inventory, net of reserves of $26,934, respectively	86,814	277,119
Total current assets	13,188,445	12,972,615
Property and equipment, net of accumulated depreciation of $2,140,734 and $1,999,222, respectively	783,871	745,475
Monitoring equipment, net of accumulated amortization of $6,159,826 and $5,325,654, respectively	2,986,212	3,162,542
Intangible assets, net of accumulated amortization of $13,031,721 and $12,016,512, respectively	22,406,455	23,253,054
Goodwill	8,033,631	8,076,759
Other assets	124,453	145,839
Total assets	$47,523,067	$48,356,284

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,385,082	$2,518,030
Accrued liabilities	11,797,155	10,333,103
Current portion of long-term debt	37,810	30,437,810
Total current liabilities	14,220,047	43,288,943
Long-term debt, net of current portion	33,808,193	3,428,975
Total liabilities	48,028,240	46,717,918

Commitments and contingencies	-	-

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized;11,401,650 shares outstanding, respectively	1,140	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding		-
Paid in capital	302,211,181	302,102,866
Accumulated deficit	(301,587,916)	(299,495,370)
Accumulated other comprehensive loss	(1,129,578)	(970,270)
Total equity (deficit)	(505,173)	1,638,366
Total liabilities and stockholders’ equity (deficit)	$47,523,067	$48,356,284

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2019	2018	2019	2018
Revenue:
Monitoring and other related services	$7,877,403	$7,162,205	$15,937,731	$14,513,010
Product sales and other	213,839	153,971	365,046	293,860
Total revenue	8,091,242	7,316,176	16,302,777	14,806,870

Cost of revenue:
Monitoring, products and other related services	3,065,710	2,827,842	6,165,903	5,369,849
Depreciation and amortization included in cost of revenue	533,590	467,666	1,011,879	944,808
Total cost of revenue	3,599,300	3,295,508	7,177,782	6,314,657

Gross profit	4,491,942	4,020,668	9,124,995	8,492,213

Operating expense:
General & administrative	3,316,069	3,495,343	6,738,341	7,153,081
Selling & marketing	576,974	518,993	1,080,904	928,730
Research & development	354,879	182,808	603,744	346,754
Depreciation & amortization	520,384	539,537	1,035,365	1,104,277
Total operating expense	4,768,306	4,736,681	9,458,354	9,532,842

Loss from operations	(276,364)	(716,013)	(333,359)	(1,040,629)

Other income (expense):
Interest expense, net	(584,348)	(805,966)	(1,185,587)	(1,479,793)
Currency exchange rate gain (loss)	595,910	(221,048)	(336,767)	(276,120)
Other income, net	143	6,542	143	17,466
Total other income (expense)	11,705	(1,020,472)	(1,522,211)	(1,738,447)
Loss before income taxes	(264,659)	(1,736,485)	(1,855,570)	(2,779,076)
Income tax expense	-	-	144,007	-
Net loss attributable to common shareholders	(264,659)	(1,736,485)	(1,999,577)	(2,779,076)
Foreign currency translation adjustments	(255,981)	241,726	(159,308)	430,451
Comprehensive loss	$(520,640)	$(1,494,759)	$(2,158,885)	$(2,348,625)
Net loss per common share, basic and diluted	$(0.02)	$(0.17)	$(0.18)	$(0.27)
Weighted average common shares outstanding, basic and diluted	11,251,650	10,462,433	11,175,002	10,469,466

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	$(265)	$(1,736)	$(2,000)	$(2,779)
Interest expense, net	585	806	1,186	1,480
Depreciation and amortization	1,054	1,008	2,047	2,050
Income taxes (1)	-	-	144	-
Board compensation and stock-based compensation	100	557	258	1,345
Foreign exchange expense	(596)	55	337	275
Other charges, net (2)	740	571	1,364	457
Non GAAP Adjusted EBITDA	$1,618	$1,261	$3,336	$2,828
Non GAAP Adjusted EBITDA, percent of revenue	20.0%	17.2%	20.5%	19.1%

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Non-GAAP EPS (in $000’s, except share data)
Net loss attributable to common shareholders	$(265)	$(1,736)	$(2,000)	$(2,779)
Interest expense, net	585	806	1,186	1,480
Depreciation and amortization	1,054	1,008	2,047	2,050
Income taxes (1)	-	-	144	-
Board compensation and stock-based compensation	100	557	258	1,345
Foreign exchange expense	(596)	55	337	275
Other charges, net (2)	740	571	1,364	457
Non GAAP net income to common shareholders	$1,618	$1,261	$3,336	$2,828
Weighted average common shares outstanding	11,251,650	10,462,433	11,175,002	10,469,466
Non-GAAP earnings per share	$0.14	$0.12	$0.30	$0.27

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)
Other charges may include gains or losses and non-recurring accrual adjustments.